EXHIBIT 99.1

THE COAST DISTRIBUTION SYSTEM, INC.

CONTACT:	Thomas R. McGuire Chief Executive Officer (408) 782-6686

FOR IMMEDIATE RELEASE

THE COAST DISTRIBUTION SYSTEM, INC. REPORTS

FIRST QUARTER 2003 INCREASES IN SALES AND EARNINGS

MORGAN HILL, Calif. (May 7, 2003) — The Coast Distribution System, Inc. (AMEX: CRV) today reported financial results for the first quarter ended March 31, 2003.

Net sales for the quarter ended March 31, 2003 were $40,631,000, an increase of 6% over net sales of $38,197,000 in the first quarter of 2002. Net earnings for the first quarter of 2003 were $849,000, or $0.19 per share. This compares to earnings, before the cumulative effect of a change in accounting principle for goodwill impairment, for the first quarter of 2002 of $719,000, or $0.16 per share.

As previously reported, Coast adopted SFAS 142, “Goodwill and Intangible Assets” effective as of January 1, 2002 and recognized a non-cash goodwill impairment charge of $6,325,000, as a cumulative effect of an accounting change, in the first quarter of 2002. As a result of that charge, the Company recorded a net loss for that quarter of $5,606,000 or $1.28 per share.

Thomas R. McGuire, Chairman and Chief Executive of Coast, reflected, “We are pleased with our first quarter results, particularly in light of the economic and political conditions, as well as the inclement weather that prevailed during the quarter. As the military action in Iraq draws to an end, we have begun to see an increase in consumer confidence that bodes well for our marketplace.”

About The Coast Distribution System, Inc.

The Coast Distribution System is a leading supplier of accessories for recreational vehicles (RVs) and pleasure boats in the U.S. and Canada. Coast supplies its 15,000 customers through 17 distribution centers located throughout the U.S. and Canada.

Forward Looking Information

This news release may contain statements regarding our expectations and beliefs about our future financial performance (including forecasts and statements concerning business trends and future profitability) that are forward-looking statements as defined in the Private Securities Litigations Reform Act of 1995. Readers of this press release are cautioned not to place undue reliance on forward-looking statements, which are inherently uncertain, or to rely on historical operating results to predict future financial performance. Actual results in the future may differ materially, depending on the effect of a number of risks and uncertainties, such as, but not limited to, the possibility of increased price competition within the Company’s distribution channels; the possibility that economic conditions will not improve significantly or that interest rates will increase, causing consumers to reduce discretionary spending which can affect the sale of our products; the occurrence of shortages in the supply or significant increases in the price of gasoline, or unusually severe weather conditions which would reduce usage of RV’s and pleasure boats and hence the purchase of the products we distribute; and the possibility of changes in the structure of, or in the relationships between manufacturers, distributors and retailers within, our industry, which could create supply problems or increased competition. For a more detailed discussion of factors that affect the Company’s operating results, readers of this press release should review the Company’s SEC reports, including the Company’s annual report on Form 10-K for the year ended December 31, 2002. Forward-looking statements are made only as of the date of this release and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

The Coast Distribution System, Inc.

Consolidated Statements of Operations for the

Three Months Ended March 31, 2003 and 2002

(Unaudited)

	Three Months Ended March 31,
	2003	2002
Net sales	$40,631,000	$38,197,000
Earnings before cumulative effective of accounting change	$849,000	$719,000
Cumulative effect of accounting change	$—	$(6,325,000)
Net Earnings (Loss)	$849,000	$(5,606,000)
Earnings (Loss) per Share:
Before cumulative effect of accounting change	0.19	$0.16
Cumulative effect of accounting change	—	$(1.45)
Earnings (Loss) Per Share	0.19	$(1.28)
Shares used in Diluted Earnings (Loss) Per Share	4,504,000	4,375,000